UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 29, 2007

Arrowhead Research Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21898	46-0408024
(Commission File Number)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

(626) 304-3400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 29, 2007, Arrowhead Research Corporation (the “Company”) completed the closing of its $16,469,800 million private placement (the “Private Offering”) of an aggregate of 2,849,446 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a per share purchase price of $5.78, and warrants to purchase up to an additional 712,363 shares of Common Stock (the “Warrants”), exercisable at $7.06 per share.

The Shares and Warrants were offered and sold only to institutional and accredited investors in reliance on Section 4(2) of the Securities Act of 1933, as amended. The Shares and Warrants sold in the private placement have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Shares of Common Stock issued in the private placement and the shares of Common Stock issuable upon exercise of the Warrants.

A copy of the form of Subscription Agreement is attached hereto as Exhibit 10.1, a copy of the form of Warrant is attached hereto as Exhibit 4.1, and a copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2. Each of the foregoing exhibits is incorporated by reference and the description of the each of the foregoing documents contained in the Current Report of Form 8-K is qualified in its entirety by reference to such documents.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Form of Warrant

4.2	Registration Rights Agreement

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROWHEAD RESEARCH CORPORATION

May 30, 2007	By:	/s/ Joseph T. Kingsley
Name: Joseph T. Kingsley
Title: President & Chief Financial Officer